Exhibit 99.1

22nd Century Hires Former Reynolds American Vice President

James E. Swauger, Ph.D., will serve as 22nd Century’s Senior VP of Science and Regulatory Affairs

November 2, 2017

Clarence, New York – 22nd Century Group, Inc. (NYSE American:  XXII), a plant biotechnology company focused on tobacco harm reduction and cannabis/hemp research, announced today the hiring of James E. Swauger, Ph.D., as the Company’s Senior Vice President of Science and Regulatory Affairs. Dr. Swauger was previously the leader of the scientific and regulatory functions at Reynolds American Inc. (“Reynolds”).

Dr. Swauger was employed for 23 years, from 1993 through 2016, in various positions of significant scientific and regulatory responsibility with Reynolds. From 2008 through 2016, while serving as the Vice President of Regulatory Oversight, Dr. Swauger managed the creation, submission and oversight of numerous scientific applications and regulatory filings with the U.S. Food and Drug Administration (“FDA”) and other federal, state, and local regulatory agencies. Dr. Swauger received his Doctorate Degree in Biochemical Toxicology from The Johns Hopkins University in 1990 and his Bachelor of Science Degree in Toxicology (Magna cum laude) from Northeastern University in 1985.

Dr. Swauger’s primary responsibility at 22nd Century will be to lead and oversee the scientific and regulatory activities of the Company. He will spearhead the re-submission to the FDA of the Company’s Modified Risk Tobacco Product (“MRTP”) application for BRAND A Very Low Nicotine Content cigarettes, and will work in support of the FDA’s plan to mandate the reduction of the nicotine content of cigarettes to minimally or non-addictive levels. As previously reported, on July 28, 2017, the FDA announced its plan to mandate that all cigarettes sold in the United States contain Very Low Nicotine tobacco. With 95% less nicotine than tobacco used in conventional cigarettes, 22nd Century’s Very Low Nicotine tobacco effectively demonstrates that the FDA’s nicotine targets are both technically achievable and realistic; the Company’s proprietary tobacco has been used in more than $100 million in independent clinical studies funded by the FDA and other federal government agencies.

“I am thrilled with the opportunity to join the 22nd Century team and I look forward to working with a company that is dedicated to reducing the harm caused by smoking,” explained Dr. Swauger. “It is clear that 22nd Century’s proprietary Very Low Nicotine technology is a leading driver in the tobacco harm reduction movement. With the potential to prevent millions of premature deaths and to save billions of dollars in healthcare costs, 22nd Century’s technology is a game-changer.”

“Dr. Swauger’s past successes – in both the tobacco and pharmaceutical businesses of a major tobacco company – are very impressive,” explained Henry Sicignano, III, President and CEO of 22nd Century Group. “I am confident that Dr. Swauger’s extensive regulatory and scientific leadership will prove invaluable to 22nd Century as we aggressively push forward our MRTP application for the world’s lowest nicotine tobacco cigarettes.”

About 22nd Century Group, Inc.

22nd Century is a plant biotechnology company focused on genetic engineering and plant breeding which allows the increase or decrease of the level of nicotine in tobacco plants and the level of cannabinoids in cannabis plants. The Company’s primary mission in tobacco is to reduce the harm caused by smoking. The Company’s primary mission in cannabis is to develop proprietary hemp/cannabis strains for important new medicines and agricultural crops. Visit www.xxiicentury.com and www.botanicalgenetics.com for more information.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release, including but not limited to our future revenue expectations. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 8, 2017, including the section entitled “Risk Factors,” and our other reports filed with the U.S. Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Contact:

22nd Century Group

James Vail, Director of Communications

716-270-1523

jvail@xxiicentury.com